UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 4, 2014

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 4, 2014, Metabolix, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain qualified institutional investors, certain existing investors and certain members of the Company’s Board of Directors and executive management team, all as listed in the Purchase Agreement (each, an “Investor” and, collectively, the “Investors”), pursuant to which the Company agreed to sell to the Investors units of the Company’s securities (the “Units”) for an aggregate purchase price of $25.0 million (the “Proposed Transaction”). The Unit price will be $0.50 per Unit, or $0.25 per share of the Company’s common stock, par value $0.01 per share (“Common Stock”), on an as-converted basis, and each Unit will consist of one (1) share of Common Stock and one one-thousandth (1/1,000) of a share of the Company’s to-be-designated Series B Preferred Stock, par value $0.01 per share (the “Preferred Stock”).  Each share of Preferred Stock issued in the Proposed Transaction will automatically convert into 1,000 shares of Common Stock upon the effectiveness of the filing of a charter amendment to increase the number of authorized shares of the Company’s Common Stock to not less than 150,000,000.

The Purchase Agreement contains representations, warranties and covenants of the Company and the Investors, including, among others, indemnification obligations of the Company for the benefit of the Investors. The closing of the Proposed Transaction is subject to the Company’s obtaining a financial viability exception from obtaining stockholder approval under Nasdaq Listing Rule 5635(f). In addition to obtaining the financial viability exception, the closing of the Proposed Transaction is subject to certain specified conditions, including, among others:

•                  that the representations and warranties of the Company and of the Investors contained in the Purchase Agreement shall remain true and correct as of the closing date in all material respects;

•                  that no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction which prohibits the consummation of the Proposed Transaction;

•                  that there has not been a Material Adverse Effect (as defined in the Purchase Agreement); and

•                  the letter agreement dated February 6, 2012 with Jack W. Schuler, Renate Schuler and the Schuler Family Foundation (the “Schuler Stockholders”) be amended and restated in its entirety to provide that following the consummation of the Proposed Transaction, the Schuler Stockholders will not purchase any shares of Common Stock if such purchase would increase their beneficial ownership above 44%, and to remove all other representations, warranties and covenants from the letter agreement.

Assuming receipt of the financial viability exception and the satisfaction of the other closing conditions, the Company anticipates that the Proposed Transaction will close one trading day after satisfaction of the closing conditions, but no earlier than 10 days after the Company mails to its shareholders a notification that the Company will not be seeking shareholder approval of the Proposed Transaction.

Pursuant to the Purchase Agreement, the Company’s Board of Directors is required to use commercially reasonable efforts as soon as possible, and in any event not later than the 75th day after the closing date, for the purpose of obtaining stockholder approval of a charter amendment to increase the number of authorized shares of the Company’s Common Stock to not less than 150,000,000.

Pursuant to the Purchase Agreement, at the request of the holders of at least a majority of the Common Shares and the shares of Common Stock issued or issuable upon conversion of the Preferred Shares, the Company is required to use commercially reasonable efforts to file with the Securities and Exchange Commission, no later than 15 business days after the stockholder approval of the charter amendment, a registration statement covering the resale of such shares.

The foregoing is a summary description of certain terms of the Purchase Agreement and, by its nature, is incomplete. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement.

Series B Preferred Stock

The terms, rights and privileges of the Preferred Stock will be set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) to be filed by the Company with the Delaware Secretary of State.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, holders of the Preferred Stock will be entitled to receive dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.  No other dividends shall be paid on shares of the Preferred Stock.

Except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Preferred Stock will have no voting rights. However, as long as any shares of the Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation in a manner that adversely affects the powers, preferences or rights given to the Preferred Stock.

The shares of Preferred Stock will automatically convert into Common Stock upon the filing and acceptance of a charter amendment with the Secretary of State of the State of Delaware to increase the authorized number of shares of Common Stock to not less than 150,000,000.  Each share of Preferred Stock will convert into 1,000 shares of Common Stock, subject to adjustment in the event of certain corporate transactions.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal (on an as-if-converted-to-Common Stock basis) to and in the same form as amounts actually paid on shares of the Common Stock.

The foregoing is a summary description of certain terms of the Certificate of Designation and, by its nature, is incomplete. A copy of the Certificate of Designation is filed as Exhibit 4.1 to this

Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the Certificate of Designation.

Additional Information About the Proposed Transaction

Securities to be issued upon the closing of the Proposed Transaction have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or applicable state securities laws, and unless so registered, any such securities sold may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the 1933 Act and applicable state securities laws. This report does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Termination of Shareholder Rights Agreement

In connection with the execution of the Purchase Agreement described above, on August 4, 2014, the Company entered into an Amendment and Termination of the Rights Agreement, dated as of July 7, 2009, as amended, between the Company and American Stock Transfer & Trust Company, LLC as Rights Agent.  Pursuant to the Amendment and Termination, the Rights Agreement was terminated effective August 4, 2014 and is of no further force or effect.

Cautions About Forward-Looking Statements

This report contains forward-looking statements, including statements about the terms, timing, completion and effects of the Proposed Transaction and the Company’s intended use of proceeds therefrom. However, the Company may not be able to complete the Proposed Transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including the failure to obtain the Nasdaq financial viability exception for the Proposed Transaction or to satisfy the other closing conditions in the Purchase Agreement.  While the Company believes that it meets the criteria for obtaining the Nasdaq financial viability exception, if the closing of the Proposed Transaction does not occur on or before September 15, 2014, the Purchase Agreement may be terminated by any Investor, but only as to such Investor’s obligations and without any effect on the obligations between the Company and the other Investors.  Based on current projections, the Company anticipates that, unless by mid-August, 2014, it is reasonably likely that it will be able to obtain additional funding by August 31, 2014, the Company will be forced to initiate steps to cease operations. Even if the Proposed Transaction is consummated, the Company’s future growth plans may not be successful.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Units are to be sold to the Investors in reliance upon an exemption from registration afforded by Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder. Each of the Investors is an “accredited investor” within the meaning of Regulation D.

Item 7.01 Regulation FD Disclosure.

On August 4, 2014, the Company issued a press release announcing that it has entered into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.

4.2	Amendment and Termination of Shareholder Rights Agreement between Metabolix, Inc. and American Stock Transfer & Trust Company, LLC dated August 4, 2014

10.1	Securities Purchase Agreement dated August 4, 2014 among Metabolix, Inc. and the investors named therein.

99.1	Press Release of Metabolix, Inc. dated August 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: August 4, 2014	By:	/s/ Joseph Shaulson
Joseph Shaulson
President & Chief Executive Officer